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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CORNERSTONE BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORNERSTONE BANCSHARES, INC.
5319 Highway 153
Chattanooga, Tennessee 37343

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 17, 2003

        Notice is hereby given that the Annual Meeting of Shareholders (the "Shareholders Meeting") of Cornerstone Bancshares, Inc., a Tennessee corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "Company"), will be held at the Gunbarrel branch of the Company located at 2280 Gunbarrel Road, Chattanooga, Tennessee, on April 17, 2003, beginning at 6:00 p.m. local time, for the following purposes:

        1.    Elect Directors.    To elect twelve (12) individuals to the Board of Directors;

        2.    Approval of Amended and Restated Charter.    To adopt the Amended and Restated Charter of Cornerstone Bancshares, Inc.;

        3.    Approval of Amended and Restated Bylaws.    To adopt the Amended and Restated Bylaws of Cornerstone Bancshares, Inc.;

        4.    Approval of Accounting Firm.    To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as independent auditors of the Company for the fiscal year ending December 31, 2003; and

        5.    Other Business.    To transact such other or further business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

        Only shareholders of record at the close of business on February 24, 2003 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

        All shareholders, whether or not they expect to attend the Shareholders Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the President of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Shareholders Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Chattanooga, Tennessee March 14, 2003	/s/ EARL A. MARLER, JR. Earl A. Marler, Jr. Chairman of the Board of Directors

        YOU ARE ENCOURAGED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF
CORNERSTONE BANCSHARES, INC.
TO BE HELD ON
APRIL 17, 2003

SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders (the "Shareholders") of Cornerstone Bancshares, Inc., a Tennessee corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of the outstanding shares of the common stock, $1.00 par value per share, of the Company (the "Common Stock") for use at the meeting of the Shareholders to be held at the Company's Gunbarrel branch located at 2280 Gunbarrel Road, Chattanooga, Tennessee, on Thursday, April 17, 2003 and at any adjournment or postponement thereof (the "Shareholders Meeting").

        The Board has fixed the close of business on February 24, 2003 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Shareholders Meeting. Each share of the Common Stock entitles the holder thereof to one vote. As of February 24, 2003 there were issued and outstanding 1,233,167 shares of Common Stock.

        Proxies for the Shareholders Meeting are hereby being solicited on behalf of the Company. In connection with the solicitation of proxies, the Board has designated Mr. Gregory B. Jones or Mr. Earl Marler, Jr. as their proxies. Shares represented by all properly executed proxy cards received in time for the meeting (the "Proxy Shares") will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, the Proxy Shares will be voted (a) "FOR" the election of the twelve (12) persons specified as nominees for directors of the Company; (b) "FOR" the adoption of the Amended and Restated Charter of Cornerstone Bancshares, Inc.; (c) "FOR" the adoption of the Amended and Restated Bylaws of Cornerstone Bancshares, Inc.; (d) "FOR" the ratification of the Audit Committee's appointment of Hazlett, Lewis & Bieter, PLLC as independent auditors; and (e) in the best judgment of the person named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting. The Board knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the Proxy Shares will be voted for the election, in his or her stead, of such other person as the Board may recommend.

        The proxy is revocable by you by providing written notice to the President of the Company at any time prior to the exercise of the authority granted thereby or by attending the meeting and electing to vote in person.

        This Proxy Statement is dated March 14, 2003 and it and the accompanying notice and form of proxy are first being mailed to the Shareholders on March 14, 2003. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company.

        The presence in person or by proxy of the holders of a majority of the shares of the Common Stock will constitute a quorum for the transaction of business at the Shareholders Meeting. Votes cast by proxy or in person at the Shareholders Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat Proxy Shares that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the Shareholders for a vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        Set forth below is information, as of February 24, 2003, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee of the Company, (c) each executive officer named in the compensation tables below and the Company's chief financial officer and (d) all directors and executive officers of the Company as a group:

1.    Directors and Nominees

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock(1)
Randy Brooks 5319 Highway 153 Chattanooga, Tennessee 37343	Director	29,746(2)	2.40%
B. Kenneth Driver 5319 Highway 153 Chattanooga, Tennessee 37343	Director	25,186(2)(4)	2.03%
Karl Fillauer 5319 Highway 153 Chattanooga, Tennessee 37343	Director	33,190(2)(5)	2.67%
Gregory B. Jones 5319 Highway 153 Chattanooga, Tennessee 37343	Director	32,574(3)(6)	2.62%
James H. Large 5319 Highway 153 Chattanooga, Tennessee 37343	Director	39,670(2)(7)	3.20%
Lawrence D. Levine 5319 Highway 153 Chattanooga, Tennessee 37343	Director	17,600(2)(8)	1.42%
Russell W. Lloyd 5319 Highway 153 Chattanooga, Tennessee 37343	Director	33,290(2)(9)	2.68%
Earl A. Marler, Jr. 5319 Highway 153 Chattanooga, Tennessee 37343	Director	37,065(2)(10)	2.99%
Doyce G. Payne, M.D. 5319 Highway 153 Chattanooga, Tennessee 37343	Director	41,315(2)(11)	3.33%
Turner Smith 5319 Highway 153 Chattanooga, Tennessee 37343	Director	30,000(2)	2.42%
Billy O. Wiggins 5319 Highway 153 Chattanooga, Tennessee 37343	Director	40,544(2)(12)	3.27%
Marsha Yessick 5319 Highway 153 Chattanooga, Tennessee 37343	Director	26,000(2)	2.10%

2.    Certain Executive Officers

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock(1)
Nathaniel F. Hughes 5319 Highway 153 Chattanooga, Tennessee 37343	Executive Vice President and Chief Financial Officer	28,808(3)(13)	2.31%
Gregory B. Jones 5319 Highway 153 Chattanooga, Tennessee 37343	President and Chief Executive Officer	32,574(3)(6)	2.62%
Jerry D. Lee 5319 Highway 153 Chattanooga, Tennessee 37343	Executive Vice President And Senior Loan Officer	30,530(3)(14)	2.46%

3.    Directors and Officers as a Group

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock(1)
All directors and executive officers as a group (14) persons		445,518	32.42%

Notes

(1)
Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 1,233,167 shares issued and outstanding on February 24, 2003. Options to purchase 140,990 shares are exercisable or become exercisable within 60 days of February 24, 2003. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)
Includes 10,000 shares issuable within 60 days of February 24, 2003 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan.

(3)
Includes 10,330 shares issuable within 60 days of February 24, 2003 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan.

(4)
Includes 15,186 shares held jointly with Mr. Driver's spouse, as to which Mr. Driver disclaims beneficial ownership.

(5)
Includes 23,190 shares held jointly with Mr. Fillauer's spouse, as to which Mr. Fillauer disclaims beneficial ownership.

(6)
Includes 4,494 shares held jointly with Mr. Jones' spouse, and 1,400 shares held in an IRA account by Mr. Jones' spouse, as to which Mr. Jones disclaims beneficial ownership.

(7)
Includes 4,300 shares held jointly with Mr. Large's spouse, 1.600 shares held by Mr. Large's spouse and 22,170 shares held by Key James Brick Company trust PSP, as to which Mr. Large disclaims beneficial ownership.

(8)
Includes 100 shares held by Mr. Levine's spouse, as to which Mr. Levine disclaims beneficial ownership.

(9)
Includes 20,000 shares held jointly with Mr. Lloyd's spouse and 100 shares held as custodian for grandchild, as to which Mr. Lloyd disclaims beneficial ownership.

(10)
Includes 12,065 shares held jointly with Mr. Marler's spouse, as to which Mr. Marler disclaims beneficial ownership.

(11)
Includes 10,690 shares held jointly with Dr. Payne's spouse, 3,000 shares held by Dr. Payne's spouse and 2,625 shares held as custodian for a child, as to which Dr. Payne disclaims beneficial ownership.

(12)
Includes 3,000 shares held as custodian for a child, as to which Mr. Wiggins disclaims beneficial ownership.

(13)
Includes 5,000 shares held jointly with Mr. Hughes' wife, as to which Mr. Hughes disclaims beneficial ownership.

(14)
Includes 9,500 shares in spouse's name and 200 shares held as custodian for a child, as to which Mr. Lee disclaims beneficial ownership.

Voting Securities and Principal Shareholders

        The Company is not aware of any "person" (as defined by the SEC) who is the "beneficial owner" of more than 5% of the outstanding shares of the Company's common stock, as of February 24, 2003.

PROPOSALS

I.    ELECTION OF DIRECTORS

        Pursuant to the Company's bylaws, the Board has set the number of directors of the Company to be between nine and fifteen. The Board has named Randy Brooks, B. Kenneth Driver, Karl Fillauer, Gregory B. Jones, James H. Large, Lawrence D. Levine, Russell W. Lloyd, Earl A. Marler, Jr., Doyce G. Payne, M.D., Turner Smith, Billy O. Wiggins and Marsha Yessick to stand for election as directors at the Shareholder's Meeting. Should any one or more of these nominees become unable to serve for any reason, or choose not to serve, the Board may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution provide for a lesser number of directors.

        Each director elected at the Shareholders Meeting will serve until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Directors will be elected by a plurality of the votes cast.

NOMINEES

        Set forth below with respect to the directors and nominees for director of the Company is information regarding their business experience during the past five years and other information. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

Name	Age	Principal Occupation
Randy Brooks	50	President of Hasko, Inc. formerly R.K. Haskew & Co., Inc., a Chattanooga based manufacturing company. He has been a director of the Company since 1997 and of Cornerstone Community Bank (the "Bank") since 1996.
B. Kenneth Driver	67	President & Chief Operating Officer of Fillauer, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.
Karl Fillauer	55	Chairman of Fillauer, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.
Gregory B. Jones	50
		President and Chief Executive Officer of the Company and the Bank since January 1999. He has been a director of the Company and the Bank since 1999. Mr. Jones was Executive Vice President and Chief Financial Officer with Pioneer Bancshares, Inc. from 1998 to January 1999.
James H. Large	59	President of Key-James Brick & Supply Company, Inc., a Chattanooga based supplier of building supplies. He has been a director of the Company since 1997 and of the Bank since 1996.
Lawrence D. Levine	73
		Retired insurance executive since 2002. Prior to 2002 he was President of Financial Management Corp., a Chattanooga based insurance and financial management company. He has been a director of the Company since 1997 and of the Bank since 1996.
Russell W. Lloyd	62	President of MPL Construction Company, a Chattanooga based commercial building construction company. He has been a director of the Company since 1997 and of the Bank since 1996.
Earl A. Marler, Jr.	66
		Chairman of the Board of the Company since 1997 and of the Bank since 1996. He served as Chief Executive Officer of the Company from 1997 to 1998, and of the Bank from 1996 to 1998. He has been a director of the Company since 1997 and of the Bank since 1996.
Doyce G. Payne, M.D.	52	Physician of obstetrics and gynecology in the Chattanooga area. He has been a director of the Company since 1997 and of the Bank since 1996.
Turner Smith	62	Director of Southeast Energy Services, Inc., a Chattanooga based consulting company to the construction industry. He has been a director of the Company since 1997 and of the Bank since 1996.
Bill O. Wiggins	60	President of Checks, Inc., a Chattanooga based specialty check printing company. He has been a director of the Company since 1997 and of the Bank since 1996.
Marsha Yessick	55
		Owner of Yessick's Design Center, a Chattanooga based interior design company, and owner of Yessica's a local manufacturer of various interior design products. She has been a director of the Company since 1997 and of the Bank since 1996.
Executive Officers
Nathaniel F. Hughes	44	Executive Vice President and Chief Financial Officer of the Company and the Bank since February 1999. Mr. Hughes was Vice President and Investment Officer with Pioneer Bank from 1998 to February 1999.
Jerry D. Lee	41	Executive Vice President and Senior Loan Officer of the Bank since April 1999. Mr. Lee was Vice President with Northwest Georgia Bank from 1998 to April 1999.

II.    ADOPTION OF AMENDED AND RESTATED CHARTER OF CORNERSTONE BANCSHARES, INC.

General

        The Board has approved, and is recommending to the Shareholders for adoption, an Amended and Restated Charter of Cornerstone Bancshares, Inc., attached as Exhibit A to this Proxy Statement. The Amended and Restated Charter amends and restates the Company's charter as previously amended by instruments dated September 30, 1997 and April 14, 1998.

Amendments

        The proposed Amended and Restated Charter results in three changes to the Company's current charter as follows:

  (1)
  The number of shares of preferred stock authorized for issuance from time to time as may be determined by the Board is increased from 1,500,000 to 2,000,000.

  (2)
  The provision of the existing charter governing indemnification of directors, officers, employees and agents of the Company is amended so as to (a) simplify the provision by reference to the indemnification provisions of the Tennessee Business Corporation Act, and (b) to limit such indemnification in the manner required by financial institution regulators having authority over the Company and the Bank.

  (3)
  The provision of the current charter governing "control share acquisitions" is deleted.

Explanation

        The Board is recommending an increase in the number of authorized shares of preferred stock in order to provide additional flexibility to the Company in the event that raising additional capital for the Company is necessary or advisable. The Board has the authority to cause the issuance of such preferred shares and to fix the relative rights, preferences and other characteristics of such shares without further vote or action by the shareholders. The issuance of the preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, would create rights, including economic rights, senior to common stock and such shares could be issued under circumstances in which a potential acquisition, merger or consolidation of the Company would be frustrated or impeded. The Company has no immediate or foreseeable plans for the issuance of preferred stock.

        The changes to the current charter's indemnification provisions are designed to simplify the indemnification process by reference to statutory provisions and also to add mandated regulatory limitations or indemnification. Under the proposed indemnification provision, the Board must determine that (1) the person seeking indemnification acted in good faith and in the best interests of the Company, (2) payment of indemnification will not affect the safety and soundness of the Company, and (3) the payment does not fall within a prohibited indemnification under state or federal law or regulation. Further, the person seeking indemnification must agree in writing to reimburse the Company for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final action or settlement in which the indemnified person is assessed a civil money penalty, is removed or prohibited from banking or is required, under a final action, to cease any action or take any affirmative action.

        The proposed Amended and Restated Charter removes the "control share acquisition" provision which has the effect of limiting the voting rights of any person who acquires in excess of ten percent (10%) of the Company's outstanding stock unless such acquisition is approved by either (a) the holders of a majority of the Company's outstanding stock (excluding shares held by the person or persons seeking approval), or (b) seventy-five percent (75%) of the Company's Directors (excluding any director or directors seeking such approval). The Board believes that the "control share acquisition" provision is unwieldy in practice and creates unnecessary uncertainties as to voting rights of the Company's stock. The Board further believes that the protections against accumulation of shares originally addressed by the "control share acquisition" provision are no longer necessary in light of the increased liquidity in the Company's stock.

Required Vote

        The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to adopt the Amended and Restated Charter of Cornerstone Bancshares, Inc.

        The foregoing summary of the proposed Amended and Restated Charter is qualified in its entirety by the complete text of the Amended and Restated Charter attached hereto as Exhibit A.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED CHARTER OF CORNERSTONE BANCSHARES, INC.

III.    ADOPTION OF AMENDED AND RESTATED BYLAWS OF CORNERSTONE BANCSHARES, INC.

General

        The Board has unanimously approved, and recommended to the Shareholders, the adoption of Amended and Restated Bylaws of Cornerstone Bancshares, Inc. in order to include the same limitations to the indemnification provisions set forth in the Bylaws as described above under Proposal II with respect to the Amended and Restated Charter.

Required Vote

        The present charter of the Company permits the Board to amend, without shareholder approval, any provision of the Company's bylaws except those relating to the duties, term of office or indemnification of Directors. Therefore, the proposed Amended and Restated Bylaws must be approved by the holders of a majority of the outstanding shares of the Company's Common Stock.

        The foregoing summary of the proposed Amended and Restated Bylaws is qualified in its entirety by the complete text of the Amended and Restated Bylaws attached hereto as Exhibit B.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED BYLAWS OF CORNERSTONE BANCSHARES, INC.

IV.    RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF INDEPENDENT ACCOUNTANTS

        The Company's Audit Committee has appointed Hazlett, Lewis & Bieter, PLLC ("HLB"), independent certified public auditors for the Company and its subsidiaries for the year ending December 31, 2003. HLB has served as independent auditor for the Company since 1997 and the Bank since 1996. HLB has advised the Company that neither HLB nor any of its partners have any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries.

        A representative of HLB will be present at the Shareholders Meeting and will be given the opportunity to make a statement on behalf of HLB if he or she so desires. The HLB representative is also expected to respond to appropriate questions from the Shareholders.

        The affirmative vote of the holders of shares representing a majority of the votes represented at the Shareholder's Meeting, at which a quorum is present, is required to ratify the appointment of HLB as independent auditors.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF HAZLETT, LEWIS & BIETER, PLLC AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

EXECUTIVE COMPENSATION

        Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information regarding the compensation and benefits provided to its chief executive officer and other executive officers, including the four other most highly compensated executive officers who receive more than $100,000 in annual compensation (the "Executive Officers"). The disclosure requirements for the Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. In addition to the following, the Human Resource committee has prepared a report that is included elsewhere in this Proxy.

Compensation Table

        The table below sets forth certain elements of compensation for the named executive officer of the Company and the Bank for the periods indicated.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term (1) Compensation
				Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp. ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)(2)	LTIP Payouts ($)	All Other Comp. ($)(3)
Gregory B. Jones	2002	$145,000	$5,000	0	0	8,000	0	$7,200
President & CEO	2001	137,376	0	0	0	5,100	0	5,400
Company & Bank	2000	129,000	0	0	0	5,500	0	5,400
Jerry D. Lee	2002	$110,000	$0	0	0	5,000	0	$0
Ex. Vice President	2001	102,500	0	0	0	5,100	0	0
Sr. Loan Officer	2000	98,000	0	0	0	5,500	0	0

(1)
The Company maintains a "1996 Cornerstone Statutory and Non-statutory Stock Option Plan" which was approved by the shareholders in 1996 and a "2002 Long Term Incentive Plan" which was approved by the shareholders in 2002. There were no shares of restricted stock held by any executive officers on December 31, 2002.

(2)
Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible. The Company has not granted any SAR's.

(3)
Includes $5,400 in 2000, 2001 and $7,200 in 2002 for Bank Board director's fees to Mr. Jones.

Options/SAR Grants in Last Fiscal Year

        The following table contains information about option awards made to the named executive officer during the Company's fiscal year ended December 31, 2002.

STOCK OPTION GRANTS IN 2002

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for The Option Term
	Number of Securities Underlying Options/SAR's Granted (#)(1)	% of Total Options/SAR's Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/share)(2)	Expiration Date (3)
					5% ($)	10% ($)
Gregory B. Jones	8,000	32.00%	$14.50	05/01/12	$72,952	$184,874
Jerry D. Lee	5,000	20.00%	$14.50	05/01/12	$45,595	$115,550

(1)
These options are granted under the "2002 Long Term Incentive Plan".

(2)
These options were granted at fair market value at the time of the grant, are generally 100% exercisable after five years of the grant, with a vesting schedule of 30% the third year, 60% the fourth year and 100% the fifth year.

(3)
These options could expire earlier in certain situations.

(4)
The potential realizable value of the options granted in 2002 to the Executive Officers named above was calculated by multiplying those options by the excess of (a) the assumed market value at May 1, 2012 of common stock if the estimated market value of common stock were to increase 5% or 10% in each year of the option's 10-year term over (b) the base price shown. This calculation does not take into account any taxes or other expenses, which might be owed. The 5% and 10% appreciation rates are set forth in the SEC rules and no representation is made that the common stock will appreciate at those assumed rates, or at all.

AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUES

			Number of Securities Underlying Unexercised Options as of 12/31/02		Value of Unexercisable, In-the- Money Options at 12/31/02
Name	Shares Acquired On Exercise (# )	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory B. Jones	0	$0	4,950	19,150	$2,475	$13,425
Jerry D. Lee	0	$0	4,950	16,150	$2,475	$13,425

(1)
Shares acquired pursuant to option grant must generally be held five years for 100% vestment, with a vesting schedule of 30% the third year, 60% the fourth year and 100% the fifth year.

(2)
Value is calculated as the difference between the estimated price of a share of common stock on December 31, 2002 ($14.50 per share) and the exercise price of the options. No value is reported if the exercise price of the options exceeded, or is equal to, the estimated market price of a share of common stock on December 31, 2002.

401(k) Plan

        The Company has a 401(k) plan covering employees meeting certain age requirements. The plan is structured such that employees can contribute to the plan on a tax-deductible basis and have their contributions invested in various investment funds offered under the plan. The plan permits, but does not require, the Company to make an employer matching contribution during the plan year. Employer contributions, which represent 50% of the first 6% of an employee's salary contributed to the plan, totaled $37,084 in 2002.

1996 Cornerstone Statutory and Non-statutory Stock Option Plan

        The Company established the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan (the "Plan") during 1996 as a long-term incentive for eligible employees and directors. The total number of shares that may be issued under the plan may not exceed 205,000. Of such shares, 55,000 may be incentive stock options and the remaining 150,000 shares of stock may be nonqualified stock options. The persons eligible to receive incentive stock options under the plan are key Company employees and officers selected by the Human Resource Committee of the Board. Persons designated by the Committee who are eligible to receive nonqualified options need not be employees of the Company and generally will be non-employee directors of the Company. The options are issued at the market value of the Company's stock and are exercisable upon issue. The term of all options issued under the Plan is for 10 years.

Cornerstone 2002 Long Term Incentive Plan

        The Company established the 2002 Long Term Incentive Plan (the "Incentive Plan") with shareholder approval in April 2002 as long term incentive for eligible employees and directors. The total number of shares that may be issued under the Incentive Plan may not exceed 300,000. The Incentive Plan allows for the issuance of restricted stock, stock appreciation rights, performance awards, non-qualified stock options and incentive stock options. The persons eligible to receive grants under the Incentive Plan are key Company officers, employees and directors selected by the Human Resource Committee of the Board. The incentive stock options are issued at the market value of the Company's stock and are exercisable after two (2) years from issuance over a three (3) year vesting period. The term of all grants are determined by the Human Resource Committee, but will not exceed ten (10) years. There have been 24,500 incentive stock options granted under this plan through December 31, 2002.

Employment Agreements

        The Company has entered into "Executive Agreements" with three members of senior management: Gregory B. Jones, President and CEO; Jerry D. Lee, Executive Vice President & Senior Lender; and, Frank Hughes, Executive Vice President & CFO. The original agreements were in effect for a period of three years and expired on March 2, 2002. The Board has extended the expiration date of each agreement until March 2, 2005.

        Each agreement contains change-in-control provisions requiring a potential successor to negotiate with the employee as a condition to acquisition. The final employment agreement between the successor entity and the employee must be for a period of at least two years with a similar compensation package. If the employee is terminated, he must receive all compensation due at that time plus two years base salary. In addition all unexercised incentive stock options will become 100% vested. If such termination payment is made to the employee, he will agree not to engage in any business or activity within the Chattanooga Standard Metropolitan Statistical Area, which is directly or indirectly in competition with the successor entity.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors held five meetings during 2002 and all of the directors attended at least 75% of the aggregate total number of meetings of the Board and meetings of the Board committees on which they served. The Company has five standing committees: the Executive Committee, the Audit Committee, the Asset/Liability Management and Strategic Planning Committee, the Human Resource Committee and the Nominating Committee. These committees advise on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision. These same five committees also serve the Company's only bank subsidiary, Cornerstone Community Bank. In addition, the Bank has a Directors Loan Committee.

        The Executive Committee assesses the Company's financial and marketing plans and promotes the interests of the Company, its shareholders and the community. It is generally authorized to take actions on behalf of the Board between meetings of the Board. Information from various management committees is reviewed and measured against planned benchmarks with action plans and responsibilities being assigned by the committee. Mr. Brooks, Mr. Driver, Mr. Marler, Dr. Payne and Mr. Wiggins constitute the members of this committee for both the Company and the Bank. This committee held 2 meetings for the Company and the Bank during 2002.

        The Audit Committee historically has recommended annually to the Board the accounting firm to be engaged as independent auditors for the Company for the next fiscal year and after the enactment of the Sarbanes-Oxley Act of 2002 now selects and engages the Company's independent auditors. Pursuant to the Amended and Restated Audit Committee Charter, which is attached hereto as Exhibit C, the Audit Committee, among other things, reviews financial statements, plans and results of internal auditing, financial reporting procedures, reports of regulatory authorities, compliance with internal controls required by the Federal Deposit Insurance Corporation Improvement Act and periodically reports to the Board. Ms. Yessick, Mr. Driver, Dr. Payne, and Mr. Large constitute the members of this committee. This committee held four meetings for the Company and the Bank during 2002.

        The Asset/Liability Management and Strategic Planning Committee oversees and reviews the Company's investment portfolio, risk management process, development and implementation of the Company's strategic plan and interest risk positions. The members of this committee are Mr. Lloyd, Mr. Brooks, Mr. Marler, Dr. Payne and Mr. Wiggins. This committee held 12 meetings for the Company and the Bank during 2002.

        The Human Resource Committee makes recommendations to the Board with respect to the compensation of executive officers and employees of the Company and the Bank. The Company's Human Resource committee administers the 401-K, the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan and the 2002 Long Term Incentive Plan. In addition, the Committee oversees the Company's employee benefit and salary administration functions. Mr. Large, Mr. Levine, Mr. Marler and Ms. Yessick constitute the members of this committee. This committee held three meetings for the Company and the Bank during 2002.

        The Nominating Committee provides written criteria to be used as a guideline in selecting and reviewing director candidates for nomination to the Board. This committee develops and maintains a list of potential candidates for the Board and provides an educational program for new members to the Board. This committee reviews the performance and contribution of outside members of the Board and determines the need for any corporate officer to be considered a candidate for nomination. The Nominating Committee will [not] consider nominees for directors recommended by Shareholders. Such nominees should be submitted to Mr. Marler, as chairman of the Nominating Committee. Mr. Fillauer, Mr. Levine, Mr. Marler and Dr. Payne constitute the members of this committee. This committee did not hold a meeting in 2002.

Compensation of Directors

        The directors of the Company are not compensated for their attendance at Board meetings or committee meetings. Each director received $600 for each Board meeting of the Bank. Each non-employee director also received $125 for each Bank committee meeting attended. Total director fees paid by the Bank for services rendered on behalf of the Bank in 2002 was $107,600.

        The Human Resource Committee either approves or recommends to the Board payment amounts and award levels for Executive Officers of the Company and its subsidiary. The report reflects the Company's philosophy as endorsed by the Company's Board and the Human Resource Committee and resulting actions taken by the Company for the reporting periods shown in the compensation tables supporting the report.

HUMAN RESOURCE COMMITTEE COMPENSATION REPORT

General

        The Human Resource Committee is composed of four independent, non-employee directors who have no "interlocking" relationships as defined by the SEC. The Human Resource Committee fully supports the Company's philosophy that the relationship between pay and individual performance is the cornerstone of the salary administration program, and the reward of consistent, superior performance is equally important to the control of salary expense in the management of the Company's operating overhead. Pay for performance relating to Executive Officer compensation comprises: base pay, annual cash incentives and long term non-cash incentives. The administration of Executive Officer compensation in these areas is based not only on individual performance and contributions, but also on total Company performance relative to profitability and shareholder interests. The Human Resource Committee makes recommendations to the Board with a view to: (i) ensuring that a competitive and fair total compensation package is provided the directors, officers and employees in order to recruit and retain quality personnel; (ii) ensuring that written performance evaluations are made not less frequently than annually; and, (iii) periodically reviewing and revising salary ranges and total compensation programs for directors, officers and employees.

Base Salary and Increases

        In establishing Executive Officer salaries and increases, the Human Resource Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Human Resource Committee using performance results documented and measured annually. Information regarding salaries paid by other financial institutions is obtained and is used in the decision process to ensure competitiveness with the Company's peers and competitors.

        The Company's philosophy is to provide base pay competitive with other banks and bank holding companies of similar size in the southeast.

Executive Officer Pay

        The Human Resource Committee formally reviews the compensation paid to the Executive Officers in January each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. Salary information is gathered and used in formulating recommendations regarding changes in the chief executive officer's compensation to ensure that the chief executive officer's total compensation is comparable with industry peers. The Board makes the final approval.

        After a review of market information, the Human Resource Committee established Mr. Jones' base salary for the year 2002 at $145,000. This salary level represents a 5.55% increase or $7,624 from the year 2001 base salary. This salary level reflects an appropriate compensation level based in part on his past accomplishments with the Company.

Annual Cash Incentives

        From time to time the Company uses annual cash incentives for specific short-term results. For the year 2002 the Company used the plan for a cash incentive to the Chief Executive Officer of $5,000.

Long-Term Incentives

        The Company and its shareholders have previously approved the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan, and 55,000 shares of Company stock have been reserved for issue under this plan as employee incentive stock options. In addition the shareholders approved the 2002 Long Term Incentive Plan, and 300,000 shares of Company stock have been reserved for issue under this plan as statutory and non-statutory stock options. In 2002 the Human Resource Committee issued stock options to purchase 8,000 shares of Company stock at an exercise price of $14.50 per share to Mr. Jones as an additional long-term incentive. See "Stock Option Grants in 2002."

Employment and Severance Contracts

        The Company has issued "Executive Agreements" to key Executive Officers, including Mr. Jones. This agreement, among other things, provides Mr. Jones, under certain circumstances, with two years of salary and immediate vesting of any unexercised stock options in the event the Company or the Bank experiences a change in ownership related to a merger, sale or acquisition. The original agreement expired in 2002, but was extended by the Board in 2002 with a new expiration date of 2005. If the Company or the Bank does not experience a change in ownership, then there are no benefits paid or accrued to Mr. Jones.

$l Million Deduction Limit

        At this time the Company does not appear to be at risk of losing deductions under the $1 million deduction limit on executive pay established under Section 162(iii) of the Internal Revenue Code of 1986. As a result, the Company has not established a policy regarding this limit.

Summary

        In summary the Company's overall executive compensation program is designed to reward managers for individual, Company and share-value performance. The executive compensation program incorporates a shareholder point of view in several different ways and contains significant protections for shareholders. The Human Resource Committee monitors the various program guidelines and may adjust these as it deems appropriate. The Human Resource Committee believes that the compensation of the Company's officers and employees, including the Executive Officers, is reasonable and competitive with compensation paid by other financial institutions of similar size. The Company's total personnel expense, as a percentage of average assets was 1.87% on December 31, 2002.

        This concludes the report of the Human Resource Committee.

James H. Large            Lawrence D. Levine            Earl Marler, Jr.            Marsha Yessick

AUDIT COMMITTEE REPORT

Identification of Members and Functions of Committee

        The Audit Committee of the Company's Board of Directors is currently comprised of four non-employee directors: (1) B. Kenneth Driver, (2) Marsha Yessick, (3) Doyce G. Payne, and (4) James H. Large. All directors are "independent directors," as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

Committee Charter

        The Audit Committee and the Board has approved and adopted an Amended and Restated Audit Committee Charter for the Audit Committee. In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee met four times in fiscal year 2002. Prior to the release of quarterly reports in fiscal year 2002, the Audit Committee or a member of the Committee also reviewed and discussed the interim financial information contained therein with HLB.

Audit Fees

        The aggregate fees billed for professional services rendered by HLB for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Form's 10-QSB for fiscal year 2002 were $38,835.00.

Financial Information Systems Design And Implementation Fees

        There were no fees billed for financial information systems design and implementation services rendered by HLB for the fiscal year ended 2002.

All Other Fees

        The aggregate fees billed for services rendered by HLB, other than fees for the audit and financial information systems design and implementation, for fiscal year 2002, were $7,800.00.

Auditor Independence

        The Audit Committee received from HLB written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and discussed this information with HLB. The Audit Committee also reviewed and discussed with management and with HLB the quality and adequacy of the Company's internal controls. The Audit Committee also reviewed with HLB and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with HLB also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended. The Audit Committee has also considered, and concluded, that the provision of services by HLB described under the captions "Financial Information System Design and Implementation Fees" and "All Other Fees" are compatible with maintaining the independence of HLB.

Review of Audited Financial Statements

        The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002 and has discussed the audited financial statements with management and with HLB. Based on all of the foregoing reviews and discussions with management and HLB, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, to be filed with the SEC.

        The foregoing report is submitted by the Audit Committee, consisting of:

Doyce Payne            B. Kenneth Driver            Marsha Yessick            Jim Large

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Various Company directors, executive officers and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of Company and its subsidiary. These persons, corporations and firms have had transactions in the ordinary course of business with the Company and its subsidiary, including borrowings, all of which, in the opinion of management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company and its subsidiary expect to have such transactions on similar terms with directors, executive officers and their affiliates in the future. The aggregate amount of loans outstanding by Cornerstone Community Bank to directors, executive officers and related parties as of December 31, 2002 was approximately $785,525 which represented 5.19% of the Company's consolidated shareholders' equity on that date.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Under federal securities laws, the Company's directors, executive officers and holders of 10% or more of shares of Common Stock are required to report, within specified monthly due dates, their initial ownership of the Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

Shareholder Proposals for the 2004 Annual Meeting

        Proposals of shareholders of the Company intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before November 16, 2003. Proposals received before the deadline will be included in the Company's Proxy Statement and Proxy relating to the 2004 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

Annual Report on Form 10-KSB

        A copy of the Company's Annual Report on Form 10-KSB is being mailed with this proxy statement to each shareholder of record.

Exhibit A

Amended and Restated Charter of
Cornerstone Bancshares, Inc.

Adopted in accordance with the provisions
of Section 48-20-107 of the Tennessee
Business Corporation Act

        1.    Name.    The name of the corporation is Cornerstone Bancshares, Inc.

        2.    Profit.    The corporation is for profit.

        3.    Shares.    The corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock the corporation shall have authority to issue is 2,000,000, One Dollar ($1.00) par value per share, which shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution. The total number of shares of Preferred Stock the corporation shall have authority to issue is 2,000,000, in any number of classes and series within classes and having the preferences, limitations and relative rights as may be determined from time to time by the board of directors of the corporation, as permitted under Tennessee Annotated, §48-16-102.

        4.    Registered Office; Registered Agent.    The street address of the corporation's initial registered office is 5319 Highway 153, Chattanooga, Hamilton County, Tennessee 37343, and the name of its registered agent at such address is Nathaniel F. Hughes.

        5.    Incorporator.    The name and address of the incorporator is Nathaniel F. Hughes, 5319 Highway 153, Chattanooga, Tennessee 37343.

        6.    Principal Office.    The corporation's principal office is 5319 Highway 153, Chattanooga, Tennessee 37343.

        7.    Board of Directors; Bylaws.    The business and affairs of the corporation shall be managed by a board of directors, comprised of not less than five (5) nor more than twenty-five (25) persons, the number to be fixed by the corporation's bylaws. Bylaws shall be adopted and may be amended by a vote of the holders of a majority of the outstanding voting shares voted at a meeting of the shareholders, but the bylaws may provide for amendment by the board of directors of any provision other than those relating to the duties, term of office or indemnification of directors.

        8.    Director's Liability.    A director of the corporation shall not be personally liable to the corporation for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) violation of Tennessee Code Annotated §48-18-304. If the Tennessee Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Tennessee Business Corporation Act.

        9.    Indemnification.    (a) Except as provided in Sections 9 (b) and (c) hereof, the corporation shall have the power to indemnify its directors, officers, employees and agents (each an "indemnitee") to the fullest extent permitted by the Tennessee Business Corporation Act and the corporation's bylaws, as each may from time to time be amended.

          (b)  Notwithstanding anything contained in this Charter and the corporation's bylaws to the contrary, the corporation shall indemnify permitted indemnities only if all of the following conditions are met: (i) the corporation's board of directors determines in writing that the indemnitee acted in good faith and in the best interest on the corporation; (ii)  the board of directors determines that the payment will not materially affect the safety and soundness of the corporation; (iii) the payment does not fall within a prohibited indemnification under state or federal law or regulation; (iv) the indemnitee agrees in writing to reimburse the corporation to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking or is required, under a final order, to cease any action or take any affirmative action.

          (c)  If any provision of this charter is found to be in conflict with any state or federal banking laws or regulations or the Act, the provisions of governing law and regulation shall govern the conduct of the corporation's business and board governance.

        IN WITNESS WHEREOF, I have executed this Amended and Restated Charter as of the    day of                        , 2003.

Nathaniel F. Hughes Incorporator

CERTIFICATE

        The Amended and Restated Charter contains amendments requiring shareholder approval. The undersigned corporation hereby certifies that this Amended and Restated Charter, which contains amendments to its Charter, was duly adopted as of                        , 2003 by the vote of the holders of a majority of the issued and outstanding common stock of the corporation at the annual meeting of the corporation's shareholders.

CORNERSTONE BANCSHARES, INC.

Signature Date: , 2003	By:	Nathaniel F. Hughes Chief Financial Officer

Exhibit B

Amended and Restated Bylaws of
Cornerstone Bancshares, Inc.

        These Bylaws of Cornerstone Bancshares, Inc. (the "Corporation") were adopted by the Board of Directors of the Corporation on                         .

ARTICLE I
NAME AND PRINCIPAL OFFICE OF CORPORATION

        The name of the Corporation is Cornerstone Bancshares, Inc., and its principal office and address is 5319 Highway 153, Chattanooga, Tennessee 37343. The principal office of the Corporation may be changed from time to time by resolution of the Board of Directors. The registered office of the Corporation may, but need not, be identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors. The Corporation may have offices and places of business at such other places within or without the State of Tennessee as may be determined by the Board of Directors.

ARTICLE II
CAPITAL STOCK

        Section 1.    Share Certificates.    Certificates representing shares of the Corporation's common stock shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and the Secretary or any Vice President. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer book of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

        Section 2.    Transfer of Shares.    Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the stock transfer book of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the stock transfer book of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the Corporation of their mailing address and any change thereof.

ARTICLE III
MEETINGS OF SHAREHOLDERS

        Section 1.    Annual Meeting and Notice.    The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before it, shall be held in Hamilton County, Tennessee, not later than one hundred twenty (120) days from the end of the Corporation's fiscal year end. All shareholders of record shall receive, no fewer than ten (10) nor more than sixty (60) days before the date of the meeting, written notice of the date, time and place of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage prepaid thereon, addressed to the Shareholder at their address as it appears on the stock transfer book of the

Corporation, unless they shall have filed with the Secretary of the Corporation a written request that notice intended for them be mailed to some other address, in which case notice shall be mailed to the designated address.

        Section 2.    Special Meeting.    Special meetings of the shareholders shall also be held in Hamilton County, Tennessee. Special meetings may be called by the Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation, the President, a majority of the Board of Directors or by the owners of ten percent (10%) or more of the outstanding shares of the Corporation. Notice of said special meeting shall comply with Section 1 of Article III of these Bylaws and shall state the purpose or purposes of the special meeting and the business to be considered.

        Section 3.    Presiding Officer.    The Chairman of the Board shall preside at all meetings of the shareholders, and in the Chairman's absence or refusal to serve, the President of the Corporation shall preside. In the absence or refusal of the President to serve, any authorized officer or Director appointed by the Board prior to the meeting shall preside.

        Section 4.    Closing of Transfer Book or Fixing of Record Date; Voting Lists; Voting of Shares.

          (A)  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer book shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer book shall be closed for the purpose of determining shareholders, such stock transfer book shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer book, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case may not be more than sixty (60) days and, in case of a meeting of shareholders, no fewer than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer book is not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

          (B)  The officer or agent having charge of the stock transfer book for common shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be certified by the corporate officer responsible for its preparation or by the transfer agent and shall be produced and kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of any person to vote at the meeting.

          (C)  Except as otherwise provided in these Bylaws or otherwise by law, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. Shares in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or in the absence of such provision, as the board of directors of such other corporation may determine.

        Section 5.    Quorum.    A majority of the stock entitled to vote is required to constitute a quorum at any shareholders' meeting. If, however, such a majority shall not be present or represented at any regular or special meeting of the shareholders, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, and at the adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute a quorum. All questions at meetings of the shareholders shall be decided by a vote of a majority of the shares represented at such meeting.

        Section 6.    Proxies.

          (A)  Shareholders of record shall be entitled to vote by proxy at any regular or special meeting of shareholders. Proxies shall be provided with notice of the meeting of shareholders. Proxies must be signed by the owner(s) of the shares, to be voted on the proxies provided, and shall be valid for only one (1) meeting, to be specified on the proxy form, and any adjournments of such meeting. All proxies shall be dated and filed with the records of such meeting and shall be delivered to the Secretary of the Board, or to such other officer of the Corporation with prior authorization from the Board of Directors, prior to the time such proxies are voted. An appointment of a proxy is effective when received by the authorized officer or agent to tabulate votes.

          (B)  An appointment of a proxy is revocable by the shareholder unless the appointment form states that it is irrevocable and the appointment is coupled with interest. Appointments coupled with interest include the appointment of (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the Corporation who extended it credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or, (v) a party to a voting agreement created under the provisions of Tennessee law (Tenn. Code Ann. Section 48-17-302, as it may hereinafter be amended) relating to certain shareholders' agreements. An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished.

          (C)  In the case of a proxy not made irrevocable under Section 6(B) of Article III of these Bylaws, the death or incapacity of the shareholder appointing the proxy shall nor affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

          (D)  Each fiduciary, including a fiduciary acting as executor, administrator, guardian, committee, agent or trustee, owning shares registered in such person's name as fiduciary, or in the name of another for the convenience of the fiduciary, may, in addition to exercising the voting rights vested in such fiduciary, execute and deliver, or cause to be executed and delivered, a proxy or proxies in accordance with applicable law and these Bylaws to others for the voting of such shares, but subject always to the following limitations: (i) if there are two (2) or more fiduciaries acting, the proxy shall be executed by, and voting instructions shall be issued by, agreement of all fiduciaries or a majority of them, and in the event of failure to obtain a majority, each of the fiduciaries shall vote the number of shares held by the fiduciaries divided by the number of fiduciaries; and, (ii) in the event the rights, manner or method of voting or the purpose to be accomplished is fixed by the instrument or instruments appointing the fiduciary, the directions therein shall govern.

        Section 7.    Voting of Shares in the Name of Two or More Persons.    When ownership of shares stands in the name of two (2) or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of shareholders, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no such votes shall be cast for such shares if a majority cannot agree.

        Section 8.    Informal Action by Shareholders.    Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting or by telephone if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter. Notwithstanding anything contained in these Bylaws to the contrary, shareholders may in writing waive any notice of the time, place and purpose of any regular or special meeting or business to be transacted thereat, and may waive the same before, during or after the meeting.

        Section 9.    Dissenters' Rights.    If shareholders are to vote at a meeting on a corporate action which would give rise to a dissenter's right to payment for their shares in accordance with the Tennessee Business Corporation Act (the "Act") notice of such meeting shall be given to every shareholder who will be entitled to dissent from such action and to receive payment for their shares whether or not entitled to vote thereon. Such notice shall be given in accordance with the provisions of Section 1 of this Article III and shall also contain a statement displayed with reasonable prominence that upon compliance with the Act, dissenting shareholders shall be entitled to be paid the fair value of their shares as provided in the Act.

ARTICLE IV
DIRECTORS

        Section 1.    Directors.

          (A)  The business and affairs of the Corporation shall be under the direction of its Board. The Board shall elect annually a Chairman and a Secretary and such other officers as the Board may deem appropriate. In addition to the powers and authority conferred upon them by these Bylaws, the Board may exercise all such powers and do such acts and things as it may be authorized to do by statute, rule or regulation of applicable regulatory authorities, by the Charter of the Corporation or by the shareholders. The Board may appoint an Executive Committee of the Board that shall be comprised of the Chairman, President, Chief Executive Officer, Secretary and two (2) or more other members of the Board. Any two (2) or more offices may be held by the same person except for the President and Secretary.

          (B)  The Board shall consist of a number between nine (9) and fifteen (15) members. Directors shall be elected by non-cumulative vote of the shareholders at the annual meeting and shall serve for one (1) year or until their successors are duly elected and qualified. The Directors may increase the number of members of the Board up to the maximum number (15) without shareholder approval. Directors so elected shall stand for election at the next annual meeting of shareholders.

          (C)  Directors shall be of legal age and shall be citizens of the United States. Directors must be shareholders of the Corporation.

        Section 2.    Powers of Directors; Presumption of Assent; Informal Action by Directors.

          (A)  The Board of Directors shall have the power to manage the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself in so far as this delegation of authority is not inconsistent with the laws of the State of Tennessee, with the Charter of Incorporation of the Corporation or with these Bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits and surplus, respectively; to determine what amount shall be reserved for working capital; to establish reserves for any other proper purpose; and, to determine what amount shall be declared as dividends, which dividends may include or consist of stock dividends. Such determination of the Board of Directors shall be final and conclusive, subject to any and all requirements of the Corporation's state and federal bank regulatory authorities.

          (B)  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who shall have voted in favor of such action.

          (C)  Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

        Section 3.    Board of Directors Vacancies.    Vacancies among the Directors may be filled by a majority vote of the remaining Directors, unless occurring because of removal by the shareholders, at any regular or special meeting of the Board, and any Director so elected shall serve until the next annual meeting of shareholders.

        Section 4.    Meetings of the Board; Special Meetings; Notice; Presiding Officer.

          (A)  Immediately after the annual election of Directors, the newly elected Directors may meet at a time and place for the purpose of organization, the election of corporate officers and the transaction of other business. If a quorum of the Directors then present will be required in order to transact business.

          (B)  Other regular meetings of the Board shall be held at such times and places as the Board by resolution may determine and specify, and if so determined, no notice thereof need be given, provided that unless all the Directors are present at the meeting at which said resolution is passed, that the first meeting held pursuant to said resolution shall not be held for at least two (2) days following the date on which the resolution is passed.

          (C)  Special meetings of the Board of Directors may be held at any time or place whenever called by the President, the Chairman or by written request of at least one-third (1/3) of the Directors, or any two (2) executive officers, notice thereof being given by the Secretary or other officer calling the meeting. Special meetings may also be held at any time without formal notice provided all of the Directors are present or those not present shall at any time waive or have waived notice thereof.

          (D)  Notice of any special meetings shall be given at least twenty-four (24) hours prior thereto by written notice delivered personally or by at least five (5) days written notice mailed to each Director at the address they have properly recorded with the Secretary. Notice may also be delivered by any other electronic method (e.g., facsimile transmission, e-mail) if so authorized by the Board by resolution. If notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

          (E)  The Chairman of the Board shall preside at all meetings of Directors. In the absence or incapacity of the Chairman or his refusal to preside, the President shall preside. In the case of the President's absence, refusal to serve or incapacity, the Directors shall elect one of the members of the Board to preside.

          (F)  Directors may attend any meeting of the Board of Directors by teleconference or video-conference so long as the members of the Board of Directors are able to hear and communicate with each other in real time during the meeting. For all purposes, including compensation for attendance, a Director who participates in any meeting of the Board of Directors by such means shall have been deemed to have participated in person.

        Section 5.    Removal of Directors.    The holders of a majority of the shares of the Corporation entitled to vote at a meeting of shareholders may remove any and all Directors, with or without cause, and elect successor(s) to the Directors so removed at any regular meeting of shareholders or at any special meeting called for that purpose. A Director may be removed for cause by a majority vote of the entire Board of Directors. Cause shall be defined as the final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interest of the Corporation.

        Section 6.    Resignation of Directors.    A Director may resign at a time by delivering written notice to the Board, the Chairmen, President or to the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

        Section 7.    Quorum.    A majority of the members of the Board shall constitute a quorum to transact business, and all questions shall be decided by a majority vote of the Directors present, assuming a quorum, unless a greater number is required by law. The fact that a Director has an interest in a matter to be voted on at the meeting shall not prevent their being counted for purposes of determining a quorum.

        Section 8.    Removal of Officers and Employees.    Any or all officers and members of committees, as well as all other employees of the Corporation, may be removed at any regular or special meeting of the Board without the necessity of any specification thereof in the call of the meeting, and any officer, employee or committee member may be suspended by the Chairman until the next meeting of the Board; provided, however, that such removals or suspensions shall be made, where appropriate, after consultation with legal counsel; or other advisors to assure compliance with applicable labor and employment laws and regulations.

        Section 9.    Appointment of Agents and Employees.    All agents and employees shall be appointed by the President or by a person designated by the Chairman. Fidelity bonds shall be formulated by any officer or employee of the Corporation in such form and amount and with such surety as may be required and approved by the Executive Committee or by the Board. Such bond shall be lodged with the President of the Corporation who shall see to the renewal and safekeeping of the same.

        Section 10.    Officers Vacancies.    Any vacancy occurring among the officers of the Corporation may be filled by the Board at any regular or special meeting thereof.

        Section 11.    Compensation.    By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each Board and Committee meeting of the Board of Directors, and may be paid a fixed sum for attendance at each Board and Committee meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 12.    Committees.    The majority of the Board of Directors may appoint an Executive Committee, Loan Committee, Audit Committee, Investment Committee or such other committees as it may deem advisable, composed of three (3) or more Directors, and may delegate authority to such committees as is not inconsistent with the Act or the regulations of the state or federal banking authorities. The members of such committee(s) shall serve at the pleasure of the Board of Directors.

ARTICLE V
POWERS AND DUTIES OF OFFICERS

        Section 1.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the shareholders of the Corporation and shall preside at meetings of the Board. The Chairman shall also chair the Executive Committee, if such is established, and shall be an ex-officio member of all standing committees. The Chairman shall make a report of the Corporation's condition to the shareholders at their annual meeting. The Chairman, together with the Executive Committee, with the advice and consent of the Board, shall determine the general policy of the Corporation to be followed by its officers and employees. If no Executive Committee is appointed, the entire Board shall determine the Corporation's general policy.

        Section 2.    Secretary.    The Secretary of the Board shall attend and keep minutes of all meetings of the shareholders and the Board and shall issue notices of all meetings of shareholders, Directors or other meetings where notice is required by these Bylaws, the Act or by the Board, and shall perform all duties incident to the position of Secretary, subject to control of the Board. The Secretary shall record all votes and minutes of all such proceedings in a manner prescribed by law.

        Section 3.    Chief Executive Officer.    The Chief Executive Officer shall have general management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have the power and authority to sign checks, drafts and certificates of deposit; to make loans; to accept any and all appointments as receiver, administrator, executor, assignee, guardian, depository or trustee or any other escrow appointments, as may be permitted by applicable law or regulation, upon such terms as may seem appropriate and in the best interest of the Corporation.

        Section 4.    President.    The President shall serve in the capacities of the Chief Executive Officer when the Chief Executive Officer is unable to serve in those duties as described in Section 3 of this Article V. The President shall have specific and active management of the business of the Corporation. The President shall have the power and authority to sign checks, drafts and certificates of deposit; to make loans; to accept any and all appointments as receiver, administrator, executor, assignee, guardian, depository or trustee or any other escrow appointments, as may be permitted by applicable law or regulation, upon such terms as may seem appropriate and in the best interest of the Corporation.

        Section 5.    Treasurer.    If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of their duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (iii) deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (iv) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President, Chief Executive Officer or the Board of Directors.

        Section 6.    Other Officers.    The Board may appoint such other officers of the Corporation as the Board may deem necessary and proper. Such other officers shall perform the duties and have the authority delegated to them by the Board, the President or the Chief Executive Officer.

        Section 7.    Vacancies.    The Board may fill vacancies at any special or regular meeting, and the officers filling such vacancies shall hold offices until their successors are elected and qualified.

        Section 8.    Compensation.    The compensation of the Chief Executive Officer shall be fixed by the Board, from time to time. The Chief Executive Officer and the President shall fix the compensation of the other officers of the Corporation, from time to time.

        Section 9.    Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 10.    Registered Agent.    The Board of Directors shall appoint a Registered Agent for the Corporation in accordance with the Act and may pay the agent such compensation from time to time as it may deem appropriate.

ARTICLE VI
INDEMNITY

        Section 1.    Parties to Proceedings.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that they are or were a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify only if such proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, an advancement of expenses incurred by an indemnitee in their capacity as a Director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by and on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an "undertaking").

        Section 2.    Claims.    If a claim under Section 1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In

(i) any suit brought by the indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and (ii) any suit brought by the Corporation to recover an advancement of expenses upon a final adjudication, it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Act. Neither the failure of the Corporation (including the Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances and the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including the Board, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct, or in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of providing that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

        Section 3.    Non-Exclusivity Rights.    The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, agreement, vote of shareholders, disinterested Directors or otherwise.

        Section 4.    Other Indemnification.    The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors, officers and employees of the Corporation.

        Section 5.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Board as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI or the Act.

        Section 6.    Regulatory Matters.    Notwithstanding anything contained in these Bylaws to the contrary, the Corporation shall indemnify permitted indemnitees if all of the following conditions are met:

          (A)  The Corporation's Board of Directors determines in writing that the indemnitee acted in good faith and in the best interest on the Corporation.

          (B)  The Board of Directors determines that the payment will not materially affect the safety and soundness of the Corporation.

          (C)  The payment does not fall within a prohibited indemnification under state or federal law or regulation.

          (D)  The indemnitee agrees in writing to reimburse the Corporation to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking or is required, under a final order, to cease any action or take any affirmative action.

ARTICLE VII
FISCAL YEAR AND ANNUAL STATEMENT

        The fiscal year of the Corporation shall be as determined by the Board. In the absence of such determination, the fiscal year shall be the calendar year. At the end of each fiscal year, an annual statement shall be made to the shareholders and to the Board at their respective annual meetings, which statement shall contain a true statement of the profits of the Corporation, before being divided, taking into consideration all losses, shrinkages and depreciation of whatsoever character and kind, and prepared according to Generally Accepted Accounting Principles and Procedures and such statement shall be included in the minutes of such meetings.

ARTICLE VIII
DIVIDENDS

        The Board may declare such dividends upon the common stock, either at its annual meeting, regular meeting or special meeting for that purpose, as in its judgment the Board may deem proper and consistent with the affairs of the Corporation and the safe and sound operation of the Corporation.

ARTICLE IX
CORPORATE ACTIONS

        Section 1.    Contracts.    The Board may from time to time authorize any officer(s) or agent(s) to enter into any contract or to execute any instrument in the name of and on behalf of the Corporation as the Board may deem appropriate, and such authority may be general or confined to specific instances.

        Section 2.    Loans.    No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, Chief Executive Officer, President, the Board's Executive Committee or the Board. Such authority may be general or confined to specific instances.

        Section 3.    Sale and Transfer of Securities.    The Chief Executive Officer, President, Treasurer or any other officer of the Corporation who may be designated by the Board, the signature of two (2) officers being required, are authorized to sell and assign or endorse for transfer or exchange any stock, bond, United States government or agency security or any other security, or to request payment or re-issue of any and all such securities now or hereafter registered in the name of the Corporation and owned by it or held by it in any fiduciary capacity; to sell and assign any such securities which the Corporation is, or shall be, authorized or empowered to sell and assign as attorney for, or other representative of, the owner thereof, and to use one or more attorneys for such purpose.

        Section 4.    Checks, Drafts, etc.    Unless otherwise required by the Board, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, Chief Executive Officer, President or such other officer or agent as the Board may authorize by resolution. Such authority may be general or confined to specific instances, and, if so directed by the Board, the signatures of two (2) or more officers may be required.

        Section 5.    Deposits.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board may authorize.

        Section 6.    Release of Liens.    The Board shall designate the officer(s) of the Corporation who are authorized to execute releases of liens on real and personal property securing any indebtedness owed to the Corporation.

        Section 7.    Other Instruments.    The Chairman, Chief Executive Officer, President or other officer appointed by the Board for such purpose is authorized to execute, in the name of the Corporation, all such other instruments as may be proper in carrying out the business purposes of the Corporation.

        Section 8.    Corporate Seal.    The Corporation may, but is not required to, have a corporate seal.

ARTICLE X
WAIVER OF NOTICE

        Whenever any notice whatever is required to be given by these Bylaws, or the Charter of this Corporation, or any other corporate laws of the State of Tennessee, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Where the person(s) entitled to such notice has signed the minutes of any shareholders' meeting or Directors' meeting, which minutes contain the statement that said person(s) has waived notice of the meeting, then such person(s) is deemed to have waived notice in writing.

ARTICLE XI
CONFLICT WITH GOVERNING LAW AND REGULATION

        If any provision of these Bylaws is found to be in conflict with any state or federal banking laws or regulations or the Act, the provisions of governing law and regulation shall govern the conduct of the Corporation's business and Board governance.

ARTICLE XII
AMENDMENTS

        Section 1.    By Shareholders.    These Bylaws may be altered, modified, amended or repealed at any regular or special meeting of the shareholders, where a quorum is present, called for that purpose, by the vote of those representing a majority of the common stock entitled to be voted at such meeting, provided that notice of the proposed alteration, modification, amendment or repeal, if made at the special meeting, must have been given to the shareholders with the notice of the special meeting.

        Section 2.    By the Board of Directors.    These Bylaws may be altered, modified, amended or repealed, except for those sections relating to the duties, term of office and indemnification of Directors, at any regular or special meeting, where a quorum is present, of the Board of Directors of the Corporation with a three-fourth's (3/4) vote.

President	Printed Name President

Secretary	Printed Name Secretary

Exhibit C

CORNERSTONE BANCSHARES, INC.
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

1.    Purpose.

        The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Cornerstone Bancshares, Inc. (the "Company") in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, the performance and selection of independent accounts and the Company's audit and financial reporting process.

        The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter. The Committee shall be given full and direct access to the Company's Internal Auditor, the Chairman of the Board, Company executives and independent accountants as necessary to carry out these responsibilities. However the Committee's function is one of oversight only and shall not relieve the Company's management of its responsibilities for preparing financial statements which accurately and fairly present the Company's financial results and condition or the responsibilities of the independent accountants relating to the audit or review of financial statements. The Committee's scope of responsibility spans all divisions and subsidiaries of the Company and encompasses all business and activities engaged in by the Company.

        The independent accountants' ultimate responsibility is to the Board and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate and, where appropriate, replace the independent accountants.

2.    Composition of the Audit Committee.

        The Audit Committee shall be comprised of not less than three (3) directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "SEC Act"). Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

        All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, or any other comparable experience or background which results in the individual's financial sophistication. This person shall satisfy the requirements as defined by the Securities Exchange Commission (the "SEC") for qualifying as a "financial expert."

3.    Responsibilities and Duties.

        To fulfill its responsibilities and duties, the Audit Committee shall:

          A.    Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

          B.    Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with Generally Accepted Accounting Principles ("GAAP").

          C.    Review the financial, investment and risk management policies followed by the Company in operating its business activities.

          D.    Review the Company's annual audited financial statements, related disclosures, including the Management Discussion and Analysis portion of the Company's public filings, and discuss with the independent accountants the matters required to be discussed by Auditing Statement Number 61, including (i) the quality as well as acceptability of the accounting principles applied in the financial statements, and (ii) new or changed accounting policies: significant estimates, judgments, uncertainties or unusual transactions: and, accounting policies relating to significant financial statement items.

          E.    Review any management letters or internal control reports prepared by the independent accountants or the Company's internal auditor and responses to prior management letters, and review with the independent accountants the Company's internal financial controls, including the budget, staffing and responsibilities of the company's internal auditing function.

          F.    Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

          G.    Be responsible for the appointment, determination of the funding for and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting). The independent accountants shall report directly to the Audit Committee.

          H.    Approve all services that may be provided to the Company by the independent accountants whether or not related to the audit, and review the hiring policies for any employees or former employees of the independent accountants.

          I.    Obtain on an annual basis a formal written statement from the independent accountants whether all relationships between the accountants and the Company consistent with "Independence Standards Board Standard No.1," and review and discuss with the accountants all significant relationships the accountants have with the Company which may affect the accountants' independence.

          J.    Be responsible for the disclosure that the Committee has reviewed and discussed the audited financial statements with management and discussed the matters required by the "Statements on Auditing Standards 61" with the Company's independent auditors.

          K.    For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

          L.    Review management's analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the SEC Act.

          M.  Following completion of the annual audit, review separately with the independent accountants, the internal auditor and management any significant difficulties encountered during the course of the audit.

          N.    Engage and determine funding for such independent professional advisors and counsel as the Committee determines are appropriate to carry out its function hereunder.

          O.    Report to the Board on a regular basis on the major events covered by the Audit Committee and make recommendations to the Board and management concerning these matters, including at least annually an evaluation determining the effectiveness of the Committee.

          P.    Perform any other activities consistent with this charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company's legal and regulatory compliance.

          Q.    Establish procedures for:

            (i)    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and,

            (ii)  the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.    Audit Committee Meetings.

        The Audit Committee will meet on a regular basis at least 6 times each year, and will hold special meetings as circumstances require. The timing of the meetings shall be determined by the Audit Committee. However the Committee will meet at any time that the independent accountants believe communication to the Committee is required. At each regular meeting the Committee may meet separately with the independent accountants, the internal auditor or with management.

        At all Audit Committee meetings a majority of the total number of members shall constitute a quorum. A majority of the members of the Committee present at each meeting shall be empowered to act on behalf of the entire Committee. Minutes shall be kept of each meeting of the Committee.

PROXY CARD
REVOCABLE PROXY
CORNERSTONE BANCSHARES, INC.

        PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2003.

        The undersigned hereby appoints Mr. Gregory B. Jones or Mr. Earl Marler, Jr., or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Cornerstone Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Shareholders Meeting to be held on April 17, 2001, beginning at 6:00 p.m. local time, and at any adjournment or postponement thereof. The Directors recommend that any shareholder desiring to revoke his or her proxy and vote in person at the Shareholders Meeting arrive at the meeting location by 6:00 p.m. local time to facilitate confirmation of number of shares eligible to vote.

        SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE (I) IN FAVOR OF THE ELECTION OF THE TWELVE DIRECTORS OF THE COMPANY LISTED IN THE PROXY STATEMENT; (II) FOR THE ADOPTION OF THE AMENDED AND RESTATED CHARTER OF CORNERSTONE BANCSHARES, INC.; (III) FOR THE ADOPTION OF THE AMENDED AND RESTATED BYLAWS OF CORNERSTONE BANCSHARES, INC.; AND (IV) THE RATIFICATION OF THE APPOINTMENT OF THE OUTSIDE AUDITING FIRM SET FORTH IN THE PROXY STATEMENT. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.
FOR            , or AGAINST            , or WITHHOLD            , authority to vote for the election of the twelve directors of the Company (or any substituted nominee) as discussed in the accompanying Proxy Statement:

        INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below:

2.
To adopt the Amended and Restated Charter of Cornerstone Bancshares, Inc.

                                FOR                                     AGAINST                                     ABSTAIN

3.
To adopt the Amended and Restated Bylaws of Cornerstone Bancshares, Inc.

                                FOR                                     AGAINST                                     ABSTAIN

4.
To ratify the engagement of Hazlett, Lewis & Bieter, PLLC Certified Public Accountants as the Company's independent auditing firm.

                                FOR                                     AGAINST                                     ABSTAIN

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY
PROMPTLY IN THE ENVELOPE FURNISHED.

        Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                    Please mark here with an (X) if you intend to attend the Shareholders Meeting.

	DATED:	,2003

	Signature

Please Return Your Signed Proxy To:
Cornerstone Bancshares, Inc. 6401 Lee Highway, Suite B Chattanooga, Tennessee 37421 Attn: Proxy Department	Signature if held jointly
	Please print or type your name

QuickLinks

NOTICE OF MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2003
SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS
NOMINEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 2002
AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUES
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
HUMAN RESOURCE COMMITTEE COMPENSATION REPORT
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
Amended and Restated Charter of Cornerstone Bancshares, Inc.
CERTIFICATE
Amended and Restated Bylaws of Cornerstone Bancshares, Inc.
CORNERSTONE BANCSHARES, INC. AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
PROXY CARD REVOCABLE PROXY CORNERSTONE BANCSHARES, INC.